EXHIBIT 10.6

EXECUTIVE RETIREMENT AGREEMENT
This Executive Retirement Agreement (this “Retirement Agreement”), by and between Integer Holdings Corporation (the “Company”) and Joseph W. Dziedzic (“you” and similar words), and effective as of April 22, 2025 (the “Effective Date”), memorializes certain terms of your transition and retirement from the Company and its subsidiaries. This Retirement Agreement is intended to support the process by which the Company’s Board of Directors (“Board”) will implement a leadership transition for the position of President and Chief Executive Officer (“CEO”) at the Company (the “Succession”). The terms of this Retirement Agreement also address certain provisions under the Employment Agreement, dated July 16, 2017, by and between the Company and you (the “Employment Agreement”).
By signing this Retirement Agreement, you and the Company agree as follows:
1.Provisions Regarding Chief Executive Officer Service, Board Service, 2026 Equity Grant, Special Advisor Service and Employment Cessation

(a)You and the Company agree that, on and after the Effective Date, you will serve as the CEO of the Company until the earlier of (i) the date on which a successor Chief Executive Officer of the Company (“Successor CEO”) is appointed or elected by the Board and commences serving in such role (such date, the “Successor CEO Start Date”) or (ii) October 24, 2025. During such service as CEO, in addition to your normal duties as CEO, you will also help prepare the Successor CEO to serve effectively in such role on and after the Successor CEO Start Date. Notwithstanding anything in this Retirement Agreement to the contrary, the Board retains the right (subject to Section 1(d) of this Retirement Agreement) to remove you from the position of CEO prior to the Successor CEO Start Date or October 24, 2025 (either with or without Cause (as defined in the Employment Agreement, “Cause”)) (the date of any such removal, the “Removal Date”). If the Removal Date occurs without Cause, such date will constitute the “Early Transition Date” for purposes of this Agreement.
(b)You and the Company agree that you will continue to serve as a member of the Board only until (and you will resign from the Board upon) the earliest to occur of (i) the Successor CEO Start Date, (ii) October 24, 2025 and (iii) any Removal Date.
(c)In no case will you receive any grant of new equity awards in or for fiscal year 2026 (“2026 Grant”) nor will you participate in any annual or other short-term incentive compensation program of the Company for fiscal year 2026 (“2026 STI Opportunity”). You agree that you will not receive a 2026 Grant or a 2026 STI Opportunity, regardless of your then-current role, and you will not assert or claim any breach of any obligation of the Company (or related claim(s)) under this Retirement Agreement or the Employment Agreement (or otherwise) if you are not provided with a 2026 Grant and/or a 2026 STI Opportunity.

(d)You and the Company agree that, commencing on the earliest to occur of (i) the Successor CEO Start Date, (ii) October 24, 2025 and (iii) any Early Transition Date (such earliest date, the “Special Advisor Commencement Date”), you will no longer serve as the CEO of the Company, but you will immediately and seamlessly transition to become a non-officer employee in service to the Company until the end of the day on March 31, 2026 (such non-officer employment period, the “Advisory Period”). During the Advisory Period, you shall be employed by the Company and will (x) serve in the non-executive employee role of Special Advisor to the Company, reporting directly to the Chairman of the Board, and (y) support the Succession by providing reasonable assistance to the Company and the Board in the preparation, integration and transition of the Successor CEO, to the extent desired and/or requested by Board, plus otherwise supporting and promoting various reasonable tasks and responsibilities related thereto. During the Advisory Period, you will receive a monthly base salary, derived from an annual rate equal to $1,235,000, in accordance with the normal payroll practices of the Company as may be in effect from time to time. Subject to Section 1(f) of this Retirement Agreement, your awards under the 2021 Equity Plan (as defined below) that are outstanding as of the Special Advisor Commencement Date will continue to vest according to the applicable terms of such awards under the 2021 Equity Plan during the Advisory Period. For the avoidance of doubt, but subject to Section 1(f) of this Retirement Agreement, during the Advisory Period, Section 8 of the Employment Agreement will remain operative and the term of the Employment Agreement will be extended until the end of March 30, 2026, and your rights and entitlements under the Employment Agreement, including (without limitation) regarding your severance, compensation, and benefits upon your death, termination for “Permanent Disability,” and termination during a “COC Protection Period” (as those terms are defined in the Employment Agreement), will extend and apply during the Advisory Period. Further, on the Special Advisor Commencement Date, you will resign from any and all other positions you hold (if any) as an officer or director of the Company’s subsidiaries and affiliates, and you will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize your termination from all such positions with the Company’s subsidiaries and affiliates as of such date.
(e)At the end of the day on March 31, 2026, you will retire from employment with the Company (your employment with the Company and all of its subsidiaries and affiliates will be deemed to be voluntarily terminated by you without Good Reason) (your “Retirement”). We also refer in this Agreement to your last day of employment with the Company and its subsidiaries and affiliates as the “Separation Date.” You and the Company agree that your Retirement shall entitle you to the payments and benefits as set forth or described in Section 2 of this Retirement Agreement, and that but for the provision of such payments and benefits, you would not agree to provide the services as described in Section 1(d) of this Retirement Agreement. You and the Company also agree that, as of the Separation Date, you will terminate from any and all other positions you hold (if any) as an officer, employee or director of the Company and the Company’s subsidiaries and affiliates, and that you will promptly execute any documents and take any actions as may be necessary or reasonably requested by the Company to effectuate or memorialize your termination from all positions with the Company and its subsidiaries and affiliates. Notwithstanding anything in this Retirement Agreement to the contrary (but specifically subject to Section 1(f) of this Retirement

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Agreement), nothing prohibits the Board from terminating your employment with the Company with or without Cause prior to March 31, 2026, and you and the Company agree and acknowledge that your right to receive the payments and benefits outlined in Section 2(b) or any other payments or benefits under this Retirement Agreement (other than under Section 2(c)) shall immediately cease and be unenforceable if your employment with the Company is terminated for any reason prior to March 31, 2026.
(f)Notwithstanding the last sentence of Section 1(e) of this Retirement Agreement, if (i) on or after the Effective Date, but prior to March 31, 2026, the Board terminates your employment with the Company without Cause, and (ii) you timely execute and do not revoke a Release in accordance with Section 2(a) below, then you will be entitled to receive (and retain) the compensation and benefits provided for under (A) Section 1(d) (specifically, the balance of the base salary you would have earned during the term of this Retirement Agreement had you remained employed with the Company until March 31, 2026) paid in a lump sum within 60 days following such termination without Cause, (B) Section 2(b) (specifically, the Company will modify the terms of your equity awards under the 2021 Equity Plan that are outstanding immediately prior to such termination without Cause so that such awards will receive the Retirement Modification) and the quantum of such outstanding equity awards will otherwise be treated as if you had remained employed until March 31, 2026, and (C) Section 2(d)(ii) (specifically, following such termination without Cause, the Company will pay to you a lump sum cash payment for earned but unpaid short term cash incentive compensation for any completed performance periods (for purposes of clarification, any completed performance period will be determined as if you had remained employed with the Company until March 31, 2026 and based on actual performance) paid at the same time as other executives of the Company, but in no case later than March 15, 2026. Additionally, following such termination without Cause, the Company will pay to you a lump sum cash payment, as soon as practicable (but within 30 days), of the compensation and benefits provided for under Section 2(d)(i), (iii), and (iv) (specifically, (X) your base salary earned but not yet paid through such termination, (Y) if applicable, all accrued but unused vacation days in accordance with Company policy as if you had remained employed with the Company until March 31, 2026, and (Z) reimbursement of reimbursable but unreimbursed expenses, in accordance with Company policy, plus all other accrued vested benefits under the Company’s other benefit plans, programs or arrangements pursuant to the terms of such plans, programs or arrangements, to the extent applicable to you).The compensation and benefits provided to you under this Section 1(f), if applicable, shall be considered to fully satisfy (and in no way shall be provided in duplication of) the compensation and benefits provided for under Section 8.1 (Termination other than for Cause/Good Reason) of the Employment Agreement.
(g)Notwithstanding anything in this Retirement Agreement to the contrary, you and the Company agree that your Retirement and any other cessation of service (and other actions) contemplated by this Retirement Agreement, including the occurrence of a Removal Date, will not be claimed by you as constituting, contributing to or supporting “Good Reason” under the Employment Agreement, the 2021 Equity Plan (as defined in Section 2(b) below) or any other compensatory arrangement with the Company.
2.Release    of    Claims;    Retirement    Payments    after    Retirement; Retirement Modification for Equity Awards

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(a)Release of Claims. As a condition to receiving (and retaining) the benefit of the terms of this Retirement Agreement, including the payments and benefits as set forth in Section 2(b) and 2(d)(ii), you are required to (i) execute no earlier than the Separation Date and no later than 45 days following the Separation Date a general waiver and release of claims, substantially in the form attached hereto as Exhibit A (with any updates or revisions as reasonably requested by the Company, the “Release”), and (ii) not revoke the Release during any applicable revocation period as set forth in the Release.
(b)Equity Awards. Your outstanding Company equity awards under the Integer Holdings Corporation 2021 Omnibus Incentive Plan (including as amended or amended and restated to date) and all applicable award agreements thereunder (collectively, the “2021 Equity Plan”) will be governed by the applicable terms of the 2021 Equity Plan; provided, however, that, the Company will modify the terms of your equity awards under the 2021 Equity Plan that are outstanding immediately prior to your Retirement so that, contingent on your Retirement and your execution and non-revocation of the Release in accordance with Section 2(a), such awards will receive the following treatment as of the date of such Retirement (the “Retirement Modification”):
(i)Any restricted stock units vesting solely due to the passage of time (“RSUs”) and that are not then already vested in full (including any dividend equivalents related thereto) will vest in full, and payment will be made for such RSUs and dividend equivalents under the terms of such awards as soon as reasonably practicable (and in no event later than 60 days) after such vesting; and
(ii)Any restricted stock units vesting at least in part due to the achievement of applicable performance metrics (“PSUs”) and that are not then already vested (including any dividend equivalents related thereto) will vest on a prorated basis based on the number of days during the applicable performance period during which you were employed by the Company, with such number of PSUs to be determined pursuant to the terms of the applicable award agreements based on the Company’s actual performance with respect to the performance metrics as established under such award agreements, and payment will be made for such PSUs and dividend equivalents under the terms of such awards as soon as reasonably practicable (and in no event later than 60 days) after such vesting.
Notwithstanding the foregoing, settlement of all such awards will in all instances be made in compliance with Code Section 409A (as defined below). Again, if you
(i) do not execute the Release in accordance with Section 2(a) or revoke the Release prior to it becoming effective, or (ii) subject to Section 1(f) of this Retirement Agreement, your employment with the Company is terminated prior to March 31, 2026 for any reason, the Retirement Modification will be void ab initio and you will not be entitled to the Retirement Modification or any benefits relating thereto.
(c)Legal Fees Reimbursement. You will receive reimbursement from the Company of up to $25,000 for your reasonable attorney’s fees and expenses

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incurred in connection with negotiation of this Retirement Agreement and your transition contemplated thereunder.
(d)Accrued Benefits. As soon as practicable (but within 30 days) following your Retirement, the Company will pay to you a lump sum cash payment for (i) your base salary earned but not yet paid through your Retirement, (ii) earned but unpaid short term cash incentive compensation for any completed performance periods (for purposes of clarification, this specifically includes payment (if any) under the Company’s fiscal year 2025 short-term incentive compensation program), (iii) if applicable, all accrued but unused vacation days in accordance with Company policy, and (iv) reimbursement of reimbursable but unreimbursed expenses, in accordance with Company policy. You will also receive all other accrued vested benefits under the Company’s other benefit plans, programs or arrangements pursuant to the terms of such plans, programs or arrangements, to the extent applicable to you. The compensation and benefits provided to you under this Section 2(d) shall be considered to fully satisfy (and in no way shall be provided in duplication of) the compensation and benefits provided for under Section 8.4 (Termination Without Good Reason) of the Employment Agreement.
3.Restrictive Covenants

By signing this Retirement Agreement, you reaffirm that, subject to applicable law, you will continue to abide by the restrictive covenants to which you are subject, including as set forth in or applicable under the 2021 Equity Plan and the Employment Agreement, which restrictive covenants expressly survive your Retirement pursuant to their terms and the terms of this Retirement Agreement. Further, you acknowledge that during the term of your employment with the Company you have received access to the Company’s confidential information and trade secrets, as well as specialized training, and will continue to have access to such information and training during the Advisory Period. In consideration of the continued access to the Company’s confidential and trade secret information, specialized training and other consideration set forth herein, for the protection of such information, you agree that the obligations contained under Section 10 of the Employment Agreement shall continue for 36 months (as opposed to just 24 months) as provided for therein. You further acknowledge that your prohibited competitive activities under Section 10.1 of the Employment Agreement includes your engagement (or attempted engagement) through a private equity fund, limited partnership or reasonably similar enterprise in competitive business activities as described in such Section 10.1; provided, however, your passive investments in any funds, partnerships, or enterprises which you do not control and to which you do not provide services are not competitive business activities as described in Section
10.1 of the Employment Agreement.
Nothing in this Retirement Agreement (or otherwise) (a) limits your right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Sarbanes-Oxley Act of 2002) or (b) prevents you from providing, without prior notice to the Company, information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or

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proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, you are not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
By executing this Retirement Agreement, you represent that, as of the date you sign this Retirement Agreement, no claims, lawsuits, or charges have been filed by you or on your behalf against the Company or any of its legal predecessors, successors, assigns, fiduciaries, parents, subsidiaries, divisions or other affiliates, or any of the foregoing’s respective past, present or future principals, partners, shareholders, directors, officers, employees, agents, consultants, attorneys, trustees, administrators, executors or representatives. You acknowledge and agree that you have in a timely manner received or waived all applicable notices required under the 2021 Equity Plan and the Employment Agreement (or otherwise) in connection with or reasonably related to this Retirement Agreement. The Company agrees that this Retirement Agreement does not extend to, release or modify any rights to indemnification or advancement of expenses to which you are entitled from the Company or its insurers under the Company’s certificate of incorporation, bylaws, or other corporate governing law or instruments (including any directors and officers liability, employment practices liability, or other applicable insurance) or your indemnification agreement(s) with the Company.
You agree that you will not make or issue, or procure any person, firm, or entity to make or issue, any statement in any form, including written, oral and electronic communications of any kind, which conveys negative or adverse information concerning the Company, the Integer Holdings Companies (as defined below), or any and all past, present, or future related persons or entities, including but not limited to the Company’s and such Integer Holdings Companies’ officers, directors, managers, employees, shareholders, agents, attorneys, successors and assigns, specifically including without limitation the Company and its subsidiaries and affiliates, their business, their actions or their officers or directors, to any person or entity, regardless of the truth or falsity of such statement. Any inquiries to the Company by future employers shall be referred to the Company’s human resources department which shall only provide your last position and dates of employment. This paragraph does not apply to truthful testimony compelled by applicable law or legal process.
4.Limitations

Nothing in this Retirement Agreement or the Employment Agreement shall be binding upon the parties hereto to the extent it is void or unenforceable for any reason, including, without limitation, as a result of any law regulating competition or proscribing unlawful business practices; provided, however, that to the extent that any provision in this Retirement Agreement, the 2021 Equity Plan or the Employment Agreement could be reasonably modified to render it enforceable under applicable law, it shall be deemed so modified and enforced to the fullest extent allowed by law.
5.Material Breach

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You agree that in the event of any breach of any provision of the restrictive covenants described in Section 3 of this Retirement Agreement, the Company will be entitled to equitable and/or injunctive relief and, because the damages for such a breach will be impossible or impractical to determine and will not therefore provide a full and adequate remedy, the Company or (as applicable) any and all past, present or future parents, subsidiaries and affiliates of the Company (the “Integer Holdings Companies”) will also be entitled to specific performance by you. Except with respect to any clawback rights the Company may have or obtain with respect to equity or incentive awards under the 2021 Equity Plan or otherwise (including under any Company policy adopted to comply with applicable stock exchange listing standards, Section 10D of the Exchange Act, and Rule 10D-1 under the Exchange Act), no amount owing to you under this Retirement Agreement shall be subject to set-off or reduction by reason of any claims that the Company and its subsidiaries and affiliates have or may have against you. You will be entitled to recover actual damages if the Company materially breaches this Retirement Agreement, including any unexcused late or non-payment of any amounts owed under this Retirement Agreement, or any unexcused failure to provide any other benefits specified in this Retirement Agreement. Failure by any party hereto to enforce any term or condition of this Retirement Agreement at any time shall not preclude that party from enforcing that provision, or any other provision, at a later time.

6.No Re-Employment; Standstill Agreement

(a)You understand that your employment with the Company is terminated on the Separation Date. You agree that you will not seek or accept employment with the Company and its subsidiaries and affiliates, including assignment to or on behalf of the Company as an independent contractor or through any third party, and the Company and its subsidiaries and affiliates have no obligation to consider you for any future employment or assignment.
(b)You agree that, unless approved in advance in writing by the Board, neither you nor any of your affiliates, and none of such persons’ respective directors, officers, employees, managing members, general partners, agents and consultants, as applicable (including attorneys, financial advisors and accountants) (collectively, “Representatives”), acting on behalf of or in concert with you (or any of your Representatives) will, for a period of 18 months after the Separation Date, directly or indirectly:
(i)make any statement or proposal to the Board, any of the Company’s Representatives or any of the Company’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (A) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (B) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries, (C) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans,

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debt securities, equity securities or assets, (D) any proposal to seek representation on the Board or otherwise seek to control or influence the management, Board or any policies of the Company, (E) any request or proposal to waive, terminate or amend the provisions of this Retirement Agreement, or (F) any proposal, arrangement or other statement that is inconsistent with the terms of this Retirement Agreement, including this Section 6(b)(i);
(ii)instigate, encourage or assist any third party (including forming a “group” with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (i) above;
(iii)take any action which would reasonably be expected to require the Company or any of its affiliates to make a public announcement regarding any of the actions set forth in clause (i) above; or
(iv)acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities or assets.
7.Review of Retirement Agreement

This Retirement Agreement is important. You are advised to review it carefully and consult an attorney before signing it, as well as any other professional whose advice you value, such as an accountant or financial advisor. If you agree to the terms of this Retirement Agreement, sign in the space below where your agreement is indicated. The payments and benefits specified in this Retirement Agreement are contingent on your (a) signing this Retirement Agreement and (b) signing the Release no earlier than the Separation Date and no later than 45 calendar days following the Separation Date, and not revoking the Release.
8.Return of Property

You affirm that you will return, within a reasonable time after the Separation Date, to the Company in reasonable working order all Company Property, as described more fully below. “Company Property” includes company-owned or leased equipment, supplies and documents, including computers and reasonably related equipment or other electronics. Such documents may include but are not limited to customer lists, financial statements, cost data, price lists, invoices, forms, passwords, electronic files and media, mailing lists, contracts, reports, manuals, personnel files, correspondence, business cards, drawings, employee lists or directories, lists of vendors, photographs, maps, surveys, and the like, including copies, notes or compilations made there from, whether such documents are embodied on “hard copies” or stored electronically or in any other medium. You further agree that you will not retain any copies or duplicates of any such Company Property.
9.Future Cooperation

For a period of one (1) year after your Separation Date, you agree that you shall, without any additional compensation, respond to reasonable requests for information from the Company (such requests shall not require you to provide services to the Company (excluding for clarification any services provided under

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the second and third sentences of this paragraph, which services will not require any additional compensation other than expense reimbursement as described in the last sentence of this paragraph)) regarding matters within your personal knowledge that may arise in the normal course of the Company’s business; provided, however, your cooperation pursuant to this sentence shall not require you to cooperate more than three (3) hours per workweek during normal business hours. You further agree to fully and completely cooperate with the Company, its advisors and its legal counsel with respect to any litigation that is pending against the Company and any claim or action that may be filed against the Company in the future. Such cooperation shall include making yourself available at reasonable times and places for interviews, reviewing documents, testifying in a deposition or a legal or administrative proceeding, and providing advice to the Company in preparing defenses to any pending or potential future claims against the Company. The Company agrees to (or to cause one of its affiliates to) pay/reimburse you for any

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approved travel expenses reasonably incurred as a result of your cooperation with the Company, with any such payments/reimbursements to be made in accordance with the Company’s expense reimbursement policy as in effect from time to time.
10.Tax Matters

By signing this Retirement Agreement, you acknowledge that you will be solely responsible for any taxes which may be imposed on you as a result of the payments and benefits outlined in Section 2 or the provisions of this Retirement Agreement, that all amounts payable to you under or in connection with this Retirement Agreement will be subject to applicable tax withholding by the Company or its subsidiaries or affiliates, and that the Company has not made any representations or guarantees regarding the tax result for you with respect to any income recognized by you in connection with this Retirement Agreement or the payments and benefits outlined in Section 2.
11.Internal Revenue Code Section 409A

The intent of you and the Company is that payments and benefits under this Retirement Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”); accordingly, to the maximum extent permitted, this Retirement Agreement shall be interpreted to be in compliance therewith. Notwithstanding any provision of this Retirement Agreement to the contrary, in the event that you are a “specified employee” within the meaning of Code Section 409A (as determined in accordance with the methodology established by the Company as in effect on the Separation Date) (a “Specified Employee”), any payments or benefits that are considered non-qualified deferred compensation under Code Section 409A payable under this Retirement Agreement on account of a “separation from service” during the six-month period immediately following your “separation from service” shall, to the extent necessary to comply with Code Section 409A and following the application of the relevant exceptions under Treas. Reg. 1.409A-1(b)(9), instead be paid, or provided, as the case may be, on the first regular payroll date after the date that is six months following your “separation from service” within the meaning of Code Section 409A. For purposes of Code Section 409A, your right to receive any installment payments pursuant to this Retirement Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may you, directly or indirectly, designate the calendar year of any payment to be made under this Retirement Agreement that is considered nonqualified deferred compensation, subject to Code Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits that are deferred compensation subject to Code Section 409A, the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and such payments shall be made on or before the last day of your taxable year following the taxable year in which the expense occurred.
12.Compensation Recovery Policy

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Notwithstanding anything in this Retirement Agreement to the contrary, you acknowledge and agree that this Retirement Agreement and any compensation described herein are subject to the terms and conditions of the Company’s clawback policy or policies (if any) as may be in effect from time to time, including specifically as required to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable stock exchange listing standards or rules and regulations) (the “Compensation Recovery Policy”), and that applicable sections of this Retirement Agreement and any related documents shall be, to the extent necessary, applicable or desirable, deemed superseded (or revised) by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.
13.Nature of Agreement

By signing this Retirement Agreement, you acknowledge that you are doing so freely, knowingly and voluntarily. You acknowledge that in signing this Retirement Agreement, you have relied only on the promises written in this Retirement Agreement and on the Employment Agreement and the 2021 Equity Plan, but not on any other promise made by the Company or Integer Holdings Companies. This Retirement Agreement is not, and will not be considered, an admission of liability or of a violation of any applicable contract, law, rule, regulation, or order of any kind. This Retirement Agreement, the Employment Agreement, the 2021 Equity Plan and the Release contain the entire agreement between the Company, other Integer Holdings Companies and you regarding your transition and separation from the Company, except that all post-employment covenants contained in the Employment Agreement and 2021 Equity Plan remain in full force and effect in accordance with their terms, in each and every case as impacted by this Retirement Agreement. This Retirement Agreement may not be altered, modified, waived or amended except by a written document signed by a duly authorized representative of the Company and you. Except as otherwise explicitly provided, this Retirement Agreement will be interpreted and enforced in accordance with the laws of the State of New York, and the parties hereto, including their successors and assigns, consent to the jurisdiction of the state and federal courts of New York. The headings in this document are for reference only, and shall not in any way affect the meaning or interpretation of this Retirement Agreement.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, you and the Company have executed this Retirement Agreement as of the dates set forth below.

JOSEPH W. DZIEDZIC

                         /s/ Joseph W. Dziedzic

Date: April 22, 2025

INTEGER HOLDINGS CORPORATION

By: /s/ Lindsay Krause Blackwood
Name: Lindsay Krause Blackwood
Title: General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary
Date: April 22, 2025

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Exhibit A

Release

This Release (the “Release”) is between Integer Holdings Corporation (the “Company”) and Joseph W. Dziedzic (“you” and similar words), in favor of the Company and its affiliates (meaning any entities that directly or indirectly control, are controlled by, or are under the same control as, the Company or any other entities affiliated with the Company or such entities), in consideration of the benefits provided to you and to be received by you from the Company as described in the Executive Retirement Agreement between the Company and you dated as of the applicable date referenced therein (the “Retirement Agreement”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Retirement Agreement.
By signing this Release, you and the Company hereby agree as follows:
1.Waiver and Release

You, for yourself and on behalf of anyone claiming through you including each and all of your legal representatives, administrators, executors, heirs, successors and assigns (collectively, the “Releasors”), do hereby fully, finally and forever release, absolve and discharge the Company and each and all of its legal predecessors, successors, assigns, fiduciaries, parents, subsidiaries, divisions and other affiliates, and each of the foregoing’s respective past, present and future principals, partners, shareholders, directors, officers, employees, agents, consultants, attorneys, trustees, administrators, executors and representatives (collectively, the “Company Released Parties”), of, from and for any and all claims, causes of action, lawsuits, controversies, liabilities, losses, damages, costs, expenses and demands of any nature whatsoever, at law or in equity, whether known or unknown, asserted or unasserted, foreseen or unforeseen, that the Releasors (or any of them) now have, have ever had, or may have against the Company Released Parties (or any of them) based upon, arising out of, concerning, relating to or resulting from any act, omission, matter, fact, occurrence, transaction, claim, contention, statement or event occurring or existing at any time in the past up to and including the date on which you sign this Release, including, without limitation: (a) all claims arising out of or in any way relating to your employment with or separation of employment from the Company or its affiliates; (b) all claims for compensation or benefits, including salary, commissions, bonuses, vacation pay, expense reimbursements, severance pay, fringe benefits, stock options, restricted stock units or any other ownership interests in the Company Released Parties; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, invasion of privacy and emotional distress; (e) all other common law claims; and (f) all claims (including claims for discrimination, harassment, retaliation, attorneys fees, expenses or otherwise) that were or could have been asserted by you or on your behalf in any federal, state, or local court, commission, or agency, or under any federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: the Age Discrimination in Employment Act (the “ADEA”), Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, Sarbanes-Oxley Act of 2002, the National Labor Relations Act, the Rehabilitation Act of 1973, the Worker Adjustment Retraining and Notification Act, the Uniformed Services Employment and Reemployment Rights Act, Federal Executive Order 11246, the Genetic Information Nondiscrimination Act, any and all claims arising under the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act.
2.Scope of Release

Nothing in this Release (a) shall release the Company from any of its obligations set forth in the Retirement Agreement, awards under the 2021 Equity Plan or any claim that by law is non-waivable, (b) shall release the Company from any obligation to defend and/or indemnify you against any third party claims arising out of any action or inaction by you during the time of your employment and within the scope of your duties with the Company to the extent (i) you have any such defense or indemnification right (including under your indemnification agreement with the Company or to the extent the claims are covered by the Company’s director & officer liability, employment practices liability, or other applicable insurance), and (ii) permitted by applicable law, (c) shall affect your right to file a claim for workers’ compensation or unemployment insurance benefits, or (d) shall prohibit you from instituting any action to challenge the validity of the release under the ADEA.
You further acknowledge that by signing this Release, you do not waive the right to file a charge against the Company with, communicate with or participate in any investigation by the Equal Employment Opportunity Commission, the Securities and Exchange Commission or any comparable state or local agency. However, you waive and release, to the fullest extent legally permissible, all entitlement to any form of monetary relief arising from a charge you or others may file, including without limitation any costs, expenses or attorneys’ fees. You understand that this waiver and release of monetary relief would not affect an enforcement agency’s ability to investigate a charge or to pursue relief on behalf of others. Notwithstanding the foregoing, you will not give up your right to any benefits to which you are entitled under any retirement plan of the Company that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or your rights, if any, under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (COBRA), or any monetary award offered by the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002.

By executing this Release, you represent that, as of the date you sign this Release, no claims, lawsuits, grievances, or charges have been filed by you or on your behalf against the Company Released Parties.
3.Knowing and Voluntary ADEA Waiver

In compliance with the requirements of the Older Workers’ Benefit Protection Act, you acknowledge by your signature below that, with respect to the rights and claims waived and released in this Release under the ADEA, you specifically acknowledge and agree as follows: (a) you have read and understand the terms of this Release;
(b) you have been advised and hereby are advised, and have had the opportunity, to consult with an attorney before signing this Release; (c) the Release is written in a manner understood by you; (d) you are releasing the Company and the other Company Released Parties from, among other things, any claims that you may have against them pursuant to the ADEA; (e) the releases contained in this Release do not cover rights or claims that may arise after you sign this Release; (f) you will receive valuable consideration in exchange for the Release other than amounts you would otherwise be entitled to receive; (g) you have been given a period of at least 21 days in which to consider and execute this Release (although you may elect not to use the full consideration period at your option); (h) you may revoke this Release during the seven-day period following the date on which you sign this Release, and this Release will not become effective and enforceable until the seven-day revocation period has expired; and (i) any such revocation must be submitted in writing to the Company c/o General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary, Integer Holdings Corporation, 5830 Granite Parkway, Suite 1150, Plano, Texas 75024, prior to the expiration of such seven-day revocation period. If you revoke this Release within such seven-day revocation period, it shall be null and void.
4.Entire Agreement

This Release, the Retirement Agreement, and the documents referenced therein contain the entire agreement between you and the Company regarding the matters described therein, and take priority over any other written or oral understanding or agreement that may have existed in the past regarding the matters described therein. You acknowledge that no other promises or agreements have been offered for this Release (other than those described above) and that no other promises or agreements will be binding unless they are in writing and signed by you and the Company. Should any provision of this Release be declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remaining provisions shall remain in full force and effect; provided, however, that upon a finding that the Release, in whole or part, is illegal, void, or unenforceable, you shall be required to execute a release that is legal and enforceable.
[SIGNATURE PAGE FOLLOWS]

I agree to the terms and conditions set forth in this Release.

JOSEPH W. DZIEDZIC

_________________________________

Date: _____________